UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

           [X]   Preliminary Proxy Statement
           [  ]  Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))
           [  ]  Definitive Proxy Statement
           [  ]  Definitive Additional Materials
           [  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

 ..........................MARVEL ENTERPRISES, INC...............................
                (Name of Registrant as Specified In Its Charter)
 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies: ______
     2) Aggregate number of securities to which transaction applies: ______
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
     4) Proposed maximum aggregate value of transaction: ______
     5) Total fee paid: ______

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ______
     2) Form, Schedule or Registration Statement No.: ______
     3) Filing Party: ______
     4) Date Filed: ______

                            MARVEL ENTERPRISES, INC.
                              387 Park Avenue South
                            New York, New York 10016



                                                               September 1, 2000

Dear Stockholder:

           You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Marvel Enterprises, Inc., which will be held at [10:00 A.]M., local time, on Thursday, September 28, 2000 at the [Loews New York Hotel, 2nd Floor, 569 Lexington Avenue at East 51st Street,] New York, New York. The matters to be acted upon at the Annual Meeting are (i) a proposal to approve and adopt an amendment to our restated certificate of incorporation (the "Charter Amendment") relating to the number of board of directors, (ii) the election of our directors, (iii) the ratification of the appointment of Ernst & Young LLP as our independent accountants for 2000, and (iv) such other business as may properly come before the Annual Meeting, all as described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

           It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

                                          Sincerely,



                                          F. Peter Cuneo
                                          President and Chief Executive Officer

                                PRELIMINARY COPY

                            MARVEL ENTERPRISES, INC.
                              387 Park Avenue South
                            New York, New York 10016
                               -------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Marvel Enterprises, Inc.:

           Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), will be held at [10:00 A.]M., local time, on Thursday, September 28, 2000 at the [Loews New York Hotel, 2nd Floor, 569 Lexington Avenue at East 51st Street,] New York, New York, for the following purposes:

           1. To consider and vote upon a proposal to approve and adopt an amendment to Article VIII, Section 8.1 of the Company's restated certificate of incorporation (the "Charter Amendment") proposed by the Company to eliminate the sentence which provides a fixed number of the size of the Board of Directors.

           2. To elect ten directors of the Company to serve until the Company's next annual meeting of stockholders and until the election and qualification of their respective successors.

           3. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

           4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The  accompanying  Proxy  Statement   describes  the  matters  to  be
considered at the Annual Meeting.

           The Board of Directors has fixed the close of business on August 25, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting. In addition, the list of stockholders will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the offices of the Company at 387 Park Avenue South, New York, New York.


           To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual

Meeting. You may revoke your proxy in the manner described in the Proxy Statement at any time before the proxy has been voted at the Annual Meeting.

                                          By Order of the Board of Directors,



                                          Allen S. Lipson
                                          Secretary

September 1, 2000


           If you have any questions or need assistance in voting your shares, call Beacon Hill Partners, Inc., which is assisting the Company with the Annual Meeting proxies, toll free at 1-800-755-5001.

                                PRELIMINARY COPY

                            MARVEL ENTERPRISES, INC.
                              387 Park Avenue South
                            New York, New York 10016

                          ----------------------------
                                 PROXY STATEMENT
                                     for the
                       2000 Annual Meeting of Stockholders
                        to be held on September 28, 2000
                          ----------------------------


           This proxy statement is being furnished by and on behalf of the Board of Directors of Marvel Enterprises, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2000 Annual Meeting of Stockholders
(the "Annual Meeting") to be held at [10:00 A.]M., local time, on Thursday, September 28, 2000 at the [Loews New York Hotel, 2nd Floor, 569 Lexington Avenue at East 51st Street,] New York, New York, and at any adjournments thereof. This proxy statement and the enclosed proxy card are being sent to stockholders on or about September 1, 2000.

           At the Annual Meeting, stockholders will be asked to (1) consider and vote upon a proposal to approve and adopt an amendment to Article VIII, Section
8.1 of the Company's restated certificate of incorporation (the "Charter Amendment") proposed by the Company to eliminate the sentence which provides a fixed number of the size of the Board of Directors, (2) elect the following nominees as directors of the Company to serve until the Company's next annual meeting of stockholders and until the election and qualification of their respective successors: Morton E. Handel, Avi Arad, F. Peter Cuneo, Sid Ganis, Shelley F. Greenhaus, James F. Halpin, Lawrence Mittman, Isaac Perlmutter, Rod Perth and Michael J. Petrick, (3) ratify the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending December 31, 2000, and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The principal offices of the Company are located at 387 Park Avenue South, New York, New York 10016, and the Company's telephone number is (212) 696-0808.

Solicitation and Voting of Proxies; Revocation

           All duly executed proxy cards received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy card. In the absence of instructions, duly executed proxy cards will be voted FOR (1) the approval and adoption of the Charter Amendment, (2) the election as a director of the Company of each of the ten nominees identified above, and (3) the ratification of the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2000.

           The submission of a signed proxy card will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. Stockholders who execute a proxy card may revoke the proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) executing a proxy card bearing a later date, or (iii) attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for some or all of the nominees for director of the Company or to abstain from the vote to (1) approve and adopt the Charter Amendment or (2) ratify the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2000. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

           The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. In addition, the Company has retained Beacon Hill Partners, Inc. to assist in soliciting proxies for a fee estimated at $3,000, plus reimbursements of reasonable out-of-pocket expenses. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's capital stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

Record Date; Voting Rights

           Only holders of record of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), and 8% Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share ("8% Preferred Stock", and together with the Common Stock, "Capital Stock"), at the close of business on August 25, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding (i) [41,096,266] shares of Common Stock, each of which is entitled to one vote ([41,096,266] votes in the aggregate, out of [61,286,063] total votes), and (ii) [19,431,951] shares of 8% Preferred Stock, each of which is entitled to 1.039 votes ([20,189,797] votes in the aggregate, out of [61,286,063] total votes).

           With respect to all matters expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy card, of the holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists. With respect to the proposal regarding approval and adoption of the Charter Amendment, abstentions and broker non-votes will have the same effect as a vote against the proposal. Regarding the proposal relating to the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote on the proposal. With respect to the proposal relating to the ratification of the appointment of independent accountants, abstentions will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote on the proposal.

                   APPROVAL AND ADOPTION OF CHARTER AMENDMENT

           Under the Stockholders' Agreement (see "--Compensation Committee Interlocks and Insider Participation--Stockholders' Agreement" below), its parties initially agreed to take such action as may reasonably be in their power to cause the Board of Directors to include, subject to certain conditions, six directors designated by the Investor Group (as defined below) and five directors designated by the Lender Group (as defined below). After July 1, 2000, decreases in beneficial ownership of Capital Stock by either the Investor Group or the Lender Group below certain pre-determined levels, including decreases that occurred prior to July 1, 2000, result in a decreased right to designate directors and a forfeiture of seats on the Board of Directors. The Investor Group, the Lender Group and the Company have agreed that decreases in the beneficial ownership of Capital Stock by the Plan Secured Lender Group (as defined below) since October 1, 1998, the date of the Stockholders' Agreement, have resulted in the number of directors which the Lender Group has the right to nominate to decrease from five directors to four directors.

           In order to assure a sufficient number of seats on the Board of Directors to allow the Investor Group and the Lender Group to cause the election of the directors which they were permitted to nominate under the Stockholders' Agreement and to assure the six to five balance of seats on the Board of Directors contemplated by the Stockholders' Agreement, the restated certificate of incorporation fixed the number of directors at eleven. As a result of the reduction of the number of directors which the Lender Group has the right to nominate from five to four, it is no longer necessary to fix the size of the Board of Directors at eleven directors. For that reason, the Board of Directors has approved an amendment to the restated certificate of incorporation to eliminate the second and last sentence which fixes the number of directors at eleven. Accordingly, the Board of Directors has adopted a proposal that Section
8.1 of Article VIII of the restated certificate of incorporation be amended to read as follows and is submitting the proposal to the stockholders at the Annual
Meeting:

         Section 8.1. Except as otherwise provided herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

           The Board of Directors has approved an amendment to the amended and restated by-laws of the Company to delete a similar provision fixing the size of the Board of Directors at eleven and, instead, to provide that the size of the Board of Directors shall be a number approved by the Board of Directors but in no event fewer than eight and no more than eleven directors. The Board of Directors has approved the amendment and has specified that the initial number of directors constituting the entire Board of Directors shall be ten. That amendment to the amended and restated by-laws will become effective upon the approval of the Charter Amendment by the stockholders of the Company.

           Following approval of the Charter Amendment by the stockholders of the Company, the restated certificate of incorporation will eliminate a fixed number of the Board of Directors and the amended and restated by-laws will change the number of directors from a fixed number set at eleven to a number approved by the Board of Directors but in no event fewer than eight and no more than eleven directors.

           Pursuant to the Delaware General Corporation Law, approval of the Charter Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions and broker non-votes will have the same effect as a vote against the Charter Amendment. The Board of

Directors unanimously recommends that stockholders vote FOR the approval and adoption of the Charter Amendment.


                              ELECTION OF DIRECTORS

           Ten directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of stockholders and until the election and qualification of their respective successors. All of the nominees are currently members of the Board of Directors. All nominees, if elected, are expected to serve until the next succeeding annual meeting of stockholders.

           The Board of Directors has been informed that all of the nominees are willing to serve as directors of the Company, but if any of them should decline or be unable to act as a director, the individuals named as proxies on the enclosed proxy card will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

           The parties to the Stockholders' Agreement have the power to vote, in the aggregate, approximately 55.8% in voting power of the shares of Capital Stock and have agreed to vote their shares of Capital Stock in favor of the election to the Board of Directors of each of the ten nominees identified in this proxy statement. Accordingly, a vote in favor of the election to the Board of Directors of each of the nominees is assured without the vote of any other holder of Capital Stock.

           In accordance with the Company's restated certificate of incorporation, the number of directors that constitutes the entire Board of Directors is eleven. Only ten nominees are named in this proxy statement, however, and proxies can therefore be voted for no more than ten nominees. The Company expects that its proposed Charter Amendment will be approved by the stockholders at this Annual Meeting to eliminate the fixed number of Board of Directors in the restated certificate of incorporation and to change the amended and restated by-laws from a fixed number set at eleven to a number approved by the Board of Directors but in no event fewer than eight and no more than eleven directors.

           Pursuant to the Company's amended and restated by-laws, the election to the Board of Directors of each of the ten nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Capital Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of each of the ten nominees identified below.

Nominees for Election as Directors

           The name, age as of August 25, 2000, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below. "MEG" refers to Marvel Entertainment Group Inc., which the Company acquired by means of a merger on October 1, 1998. "Toy Biz, Inc." refers to the Company before its acquisition of MEG.

           Morton E. Handel (65) has been the Chairman of the Board of Directors of the Company since October 1998 and was first appointed as a Director of Toy Biz, Inc. in June 1997. Mr. Handel is also the President of S&H Consulting Ltd., a financial consulting group. Mr. Handel has held that position since 1990. Mr. Handel has also held the position of Director and President of Ranger
Industries, Inc. since July 1997. Mr. Handel also serves as a Director of Concurrent Computer Corp. and [Linens `N Things], and was previously Chairman of the Board of Directors and Chief Executive Officer of Coleco Industries, Inc.

           Avi Arad (51) has been the Chief Creative Officer of the Company and the President and Chief Executive Officer of the Company's Marvel Studios Division (which is responsible for motion picture and television licensing and development) since October 1998. Mr. Arad has been a Director of the Company since April 1993. From April 1993 until September 1998, Mr. Arad served as a consultant to Toy Biz, Inc. [Mr Arad was one of the co-Executive Producers of the X-Men motion picture released in the summer of 2000.] Mr. Arad was the President and Chief Executive Officer of New World Animation, a media production company under common control with MEG, from April 1993 until February 1997 and held the same position at the Marvel Studios division of MEG from February 1997 until November 1997. At New World Animation and MEG's Marvel Studios division, Mr. Arad served as the Executive Producer of the X-Men and the Spider-Man animated TV series. Mr. Arad has been a toy inventor and designer for more than 20 years for major toy companies including Mattel Inc., Hasbro, Inc. and Tyco Toys, Inc. During his career, Mr. Arad has designed or codesigned more than 160 toys. Mr. Arad is also the owner of Avi Arad & Associates ("Arad Associates"), a firm engaged in the design and development of toys and the production and distribution of television programs.

           F. Peter Cuneo (56) has been the Company's President and Chief Executive Officer since July 1999. Mr. Cuneo has been a Director of the Company since July 1999. From September 1998 until July 1999, Mr. Cuneo served as Managing Director of Cortec Group Inc., a private equity fund. From February 1997 until September 1998, Mr. Cuneo was Chairman of Cuneo & Co., L.L.C., a private investment firm. From May 1996 until February 1997, Mr. Cuneo was President, Chief Executive Officer and a Director of Remington Products Company, L.L.C., a manufacturer and marketer of personal care appliances; from May 1993 until May 1996, Mr. Cuneo was President and Chief Operating Officer at Remington Products Company.

           Sid Ganis (60) has been a Director of the Company since October 1999. Mr. Ganis has been the President of Out of Blue...Entertainment, a provider of motion pictures, television and musical entertainment for Sony Pictures Entertainment and others that he founded since September 1996. From January 1991 until September 1996, Mr. Ganis held various executive positions with Sony Pictures, including Vice Chairman of Columbia Pictures and President of Worldwide Marketing for Columbia/TriStar Motion Picture Companies.

           Shelley F. Greenhaus (46) has been a Director of the Company since October 1998. Mr. Greenhaus has been President and Managing Director of Whippoorwill Associates, Incorporated ("Whippoorwill"), an investment management firm that he founded, since 1990. Whippoorwill manages investment accounts for a prominent group of institutional and individual investors from around the world.

           James F. Halpin (49) has been a Director of the Company since March 1995. Mr. Halpin retired in March 2000 as President, Chief Executive Officer and Chief Operating Officer of CompUSA Inc., a retailer of computer hardware, software, accessories and related products, with which he had been since May 1993. Mr. Halpin is also a Director of Interphase Corporation, a manufacturer of high-performance networking equipment for computers, and Lowe's Companies, Inc., a chain of home improvement stores.

           Lawrence  Mittman  (49)  has been a  Director  of the  Company  since
October 1998. Mr. Mittman is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP. For more than the past five years, Mr. Mittman was a partner in the law firm of Battle Fowler LLP which combined with Paul, Hastings, Janofsky & Walker in June 2000. Mr. Mittman also serves as a Director of CompUSA, Inc.

           Isaac Perlmutter (57) has been a Director of the Company since April 1993 and served as Chairman of the Board of Directors until March 1995. Mr. Perlmutter purchased Toy Biz, Inc.'s predecessor company from Charan Industries, Inc. in January 1990. Mr. Perlmutter is actively involved in the management of the affairs of the Company and has been an independent financial investor for more than the past five years. Mr. Perlmutter is also a Director of Ranger Industries, Inc. As an independent investor, Mr. Perlmutter currently has, or has had within the past five years, controlling ownership interests in Ranger Industries, Inc., Remington Products Company, Westwood Industries, Inc., a manufacturer and distributor of table and floor lamps, Job Lot Incorporated (and its predecessor Job Lot Associates L.P.), a discount oriented retail chain, and Tangible Media, Inc., a media buying and advertising agency.

           Rod Perth (57) has been a Director of the Company since October 1998. Mr. Perth has been President of Jim Henson Television Group Worldwide since May 1999. From October 1994 until July 1998, Mr. Perth was the President of USA Networks Entertainment at USA Network. At USA Network, Mr. Perth was responsible for the development and production of programming, including programming for the Sci-Fi Channel. Prior to joining USA Network, Mr. Perth served as Senior Vice President, Late Night and Non-Network Programming at CBS Entertainment, where he was instrumental in the resurgence of the CBS Late Night Franchise and was a key member of the team that brought the "Late Show with David Letterman" to CBS. Mr. Perth joined the CBS Entertainment division in 1989 as Vice President, Late Night Programs.

           Michael J. Petrick (38) has been a Director of the Company since October 1998. Mr. Petrick is a Managing Director of Morgan Stanley & Co. Incorporated, and has been with Morgan Stanley since 1989. Mr. Petrick also serves as a Director of CHI Energy, Inc. and Premium Standard Farms, Inc.

           All of the Company's Directors were selected pursuant to the Stockholders' Agreement. Messrs. Handel, Arad, Cuneo, Halpin, Mittman and Perlmutter were designated by the Investor Group. Messrs. Ganis, Greenhaus, Perth and Petrick were designated by the Lender Group.

Director Not Standing for Election

           Michael M. Lynton will resign from the Board of Directors prior to the Annual Meeting and is not a nominee for election. Mr. Lynton's principal occupation for the last five years, selected biographical information and period of service as a director of the Company is set forth below.

           Michael M. Lynton has been a Director of the Company since October 1998. Mr. Lynton has been President of AOL International since February 2000 and was Chairman and Chief Executive Officer of The Penguin Group from 1996 until assuming his current position with AOL. From 1987 to 1996, at The Walt Disney Company, Mr. Lynton was President of Hollywood Pictures and President of Disney Publishing - Magazines and Books.

Meetings of the Board, of its Audit Committee and of its Compensation and Nominating Committee

           The Board of Directors held [eight] meetings during 1999. Each incumbent director attended at least [75]% of the aggregate number of meetings of the Board of Directors (held during the period of his directorship) and meetings of committees of the Board of Directors on which he served (held during the period of his service).

           Among the Board of Directors' committees are an Audit Committee and a Compensation and Nominating Committee.

           The Audit Committee is comprised of Messrs. Handel, Lynton, Mittman, Perth and Petrick. The Audit Committee's function is (i) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (ii) to ensure that the scope of the annual external audit by the independent auditors of the Company is
sufficiently   comprehensive,   (iii)  to  review,   in  consultation  with  the
independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits, (iv) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (v) to consider the qualification of the Company's independent auditors, to make recommendations to the Board of Directors as to their selection and to review the relationship between such independent auditors and management. The Audit Committee met [three] times in 1999.

           The Compensation and Nominating Committee is comprised of Messrs. Halpin, Handel, Lynton, Perlmutter and Petrick. The Compensation and Nominating Committee's function is (i) to review and recommend to the Board of Directors the compensation and benefit arrangements for the officers of the Company, (ii) to administer the stock option plans and executive compensation programs of the Company, including bonus and incentive plans applicable to officers and key employees of the Company, and (iii) to recommend to the Board of Directors nominees for election as Directors. Stockholders may also make nominations for election as Directors, provided that such nominations are made in accordance with the provisions of the Company's amended and restated by-laws. See "Stockholder Proposals" below, and "--Compensation Committee Interlocks and Insider Participation--Stockholders' Agreement" below. The Compensation and Nominating Committee met [six] times in 1999.

Compensation of Directors

           Non-employee directors currently receive an annual retainer of $25,000 and an annual grant of 10,000 shares of Common Stock that immediately vest. Non-employee directors also receive a one-time grant of five-year options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Those options expire within 90 days following the date a director ceases to serve on the Board of Directors and vest one-third on the date of the grant and one-third on each of the two succeeding anniversaries of the grant. In addition, the chairmen of the Compensation and Nominating Committee and the Audit Committee receive an annual retainer of $5,000, and the non-executive Chairman of the Board of Directors receives an annual payment of $100,000 and a one-time grant of options to purchase 30,000 shares of Common Stock on the same terms as those applicable to the options made available to the other non-employee members of the Board of Directors.

           Members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation for serving in their capacity as directors.

Compensation Committee Interlocks and Insider Participation

           Messrs. Handel, Halpin, Lynton, Perlmutter and Petrick serve now, and served during 1999, on the Company's Compensation and Nominating Committee. None of the individuals mentioned above was an officer or employee of the Company, or any of its subsidiaries, during 1999 or formerly. Mr. Handel is, and Mr.
Perlmutter once was, the Company's non-executive Chairman of the Board of Directors.

    Stockholders' Agreement

           The  Company  and  the  following   stockholders  are  parties  to  a
Stockholders' Agreement (the "Stockholders' Agreement") dated as of October 1, 1998:

           (1) (i) Avi Arad, (ii) Isaac Perlmutter, (iii) Isaac Perlmutter T.A., (iv) the Laura & Isaac Perlmutter Foundation Inc.,
                     (v) Object Trading Corp., and (vi) Zib Inc. (the "Perlmutter/Arad Group");

           (2) (i) Mark Dickstein, (ii) Dickstein & Co., L.P., (iii) Dickstein Focus Fund L.P., (iv) Dickstein International Limited, (v) Elyssa Dickstein, Jeffrey Schwarz and Alan
                     Cooper as Trustees U/T/A/D 12/27/88, Mark Dickstein, Grantor, (vi) Mark Dickstein and Elyssa Dickstein, as Trustees of the Mark and Elyssa Dickstein Foundation, and
                     (vii) Elyssa Dickstein (the "Dickstein Entities" and, together with the Perlmutter/Arad Group, the "Investor Group"); and

           (3) (i) The Chase Manhattan Bank, (ii) Morgan Stanley & Co. Incorporated ("Morgan Stanley"), and (iii) Whippoorwill as agent of and/or general partner for certain accounts and funds (the "Lender Group"). Each of the members of the Lender Group is one of the "Secured Lenders" referred to in the Fourth Amended Joint Plan of Reorganization proposed by those "Secured Lenders" and the Company in the bankruptcy matter of In Re: Marvel Entertainment Group, Inc. et al. (the "Plan"); and all of the "Secured Lenders" as that term is defined more broadly in the Plan are members of the "Plan Secured Lender Group".

           Under the Stockholders' Agreement, its parties initially agreed to take such action as may reasonably be in their power to cause the Board of Directors to include, subject to certain conditions, six directors designated by the Investor Group and five directors designated by the Lender Group. After July 1, 2000, decreases in beneficial ownership of Capital Stock by either the Investor Group or the Lender Group below certain pre-determined levels, including decreases that occurred prior to July 1, 2000, result in a decreased right to designate directors and a forfeiture of seats on the Board of Directors. The Investor Group, the Lender Group and the Company have agreed that decreases in the beneficial ownership of Capital Stock by the Plan Secured Lender Group since October 1, 1998 have resulted in the number of directors which the Lender Group has the right to nominate to decrease from five directors to four directors. The Stockholders' Agreement also provides for the creation of various committees of the Board of Directors as well as the composition of those committees. The decreases in the Plan Secured Lender Group's beneficial ownership of Capital Stock have also caused the number of members of the Audit Committee and the Compensation and Nominating Committee who may be designated by the Lender Group to be decreased by one director.

           As of August 25, 2000, the parties to the Stockholders' Agreement have the power to vote, in the aggregate, 55.8% in combined voting power of the outstanding shares of Capital Stock. The 55.8% figure does not include shares beneficially owned by the Dickstein Entities. Those shares are covered by the Stockholders' Agreement, but the Company does not know the number of those shares. The Dickstein Entities beneficially own less then 5% of the Common Stock and no longer file ownership reports on Schedules 13D and 13G with the Securities and Exchange Commission.

    Registration Rights Agreements

           Mr. Dickstein and certain of his affiliates, Object Trading Corp. (an affiliate of Mr. Perlmutter), Whippoorwill as agent for and/or general partner for certain institutions and funds, the Company and certain other parties are parties to a Registration Rights Agreement dated as of October 1, 1998 (the "October Registration Rights Agreement"). Mr. Arad, Mr. Perlmutter, certain affiliates of Mr. Perlmutter (other than

Object  Trading  Corp.) and the  Company are  parties to a  Registration  Rights
Agreement dated as of December 8, 1998 (the "December Registration Rights Agreement").

           The terms of the December Registration Rights Agreement are substantially identical to those of the October Registration Rights Agreement. Under the terms of each of the Registration Rights Agreements, the Company has agreed to file a shelf registration statement under the Securities Act of 1933, as amended (the "Securities Act") registering the resale of all shares of Common Stock and 8% Preferred Stock issued to the stockholder parties thereto pursuant to the Plan, all shares of Common Stock issuable upon conversion of those shares of 8% Preferred Stock, certain convertible debt securities that the Company may exchange for the 8% Preferred Stock and the Common Stock issuable upon conversion thereof and all shares of Common Stock otherwise owned by the stockholder parties to the respective Registration Rights Agreement as of the date thereof. The Registration Rights Agreements also give the stockholder parties thereto piggyback registration rights with respect to underwritten public offerings by the Company of its equity securities.

    Agreements Relating to the Purchase of Preferred Shares

           Zib Inc.  ("Zib")  (an  entity  owned  entirely  by Mr.  Perlmutter),
Dickstein Partners Inc. (an affiliate of Mr. Dickstein) and Toy Biz, Inc. entered into a Commitment Letter, dated November 19, 1997, in which Zib and Dickstein Partners Inc. committed to purchase $60,000,000 and $30,000,000 in amount, respectively, of the 8% Preferred Stock of the Company to be issued pursuant to the Plan. Pursuant to the Plan and a Stock Purchase Agreement dated as of October 1, 1998, (i) certain secured creditors of MEG purchased, pursuant to an option in the Plan, $20,071,480 in amount of 8% Preferred Stock that would otherwise have been purchased by Zib; (ii) Whippoorwill, as agent of and/or general partner for certain institutions and funds, purchased, pursuant to an assignment from Zib, $5,000,000 in amount of 8% Preferred Stock that would otherwise have been purchased by Zib; (iii) Zib purchased $34,928,520 in amount of 8% Preferred Stock; and (iv) Dickstein Partners Inc. and its assignees purchased $30,000,000 in amount of 8% Preferred Stock.

    Tangible Media Advertising Services

           Tangible Media, a corporation which is wholly owned by Mr. Perlmutter, acts as the Company's media consultant in placing certain of the Company's advertising and, in connection therewith, receives certain fees and commissions based on the cost of the placement of such advertising. Tangible Media received payments of fees and commissions from the Company totaling approximately $1,274,000, $1,147,000 and $1,170,000 in 1997, 1998 and 1999,
respectively. The Company retains the services of a non-affiliated media consulting agency on matters of advertising creativity.

    Employee, Office Space and Overhead Cost Sharing Arrangements

           The Company and Tangible Media have shared certain space at the Company's principal executive offices and related overhead expenses. Since 1994, Tangible Media and the Company have been parties to an employee, office space and overhead cost sharing agreement governing the Company's sharing of employees, office space and overhead expenses (the "Cost Sharing Agreement"). Under the Cost Sharing Agreement, any party thereto may through its employees provide services to another party, upon request, whereupon the party receiving services shall be obligated to reimburse the providing party for the cost of such employees' salaries and benefits accrued for the time devoted by such employees to providing services.

Under the Cost Sharing Agreement, Tangible Media is obligated to reimburse the Company for 18% of the rent paid under the sublease for the space, which obligations reflect the approximate percentage of floor space occupied by Tangible Media. The Cost Sharing Agreement also requires Tangible Media to reimburse the Company for any related overhead expenses comprised of commercial rent tax, repair and maintenance costs and telephone and facsimile services, in proportion to its percentage occupancy. The Cost Sharing Agreement is coterminous with the term of the Company's sublease for its executive offices. The Company paid approximately $245,000 and $38,000 in 1996 and 1997, respectively, to Tangible Media under the Cost Sharing Agreement. Tangible Media paid approximately $147,000 to the Company in each of 1998 and 1999 under the Cost Sharing Agreement.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors has appointed Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2000, and has directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the consolidated financial statements of the Company since 1991. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

           The ratification of the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2000 will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and, in each case, entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

           Stockholder ratification of the appointment of Ernst & Young as the Company's independent accountants is not required by the Company's restated certificate of incorporation or amended and restated by-laws or otherwise. The Board of Directors is submitting the appointment of Ernst & Young to stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain Ernst & Young. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its stockholders. The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young as the Company's independent accountants for 2000.


                               EXECUTIVE OFFICERS

Executive Officers

           The following sets forth the positions held with the Company and selected biographical information for the executive officers of the Company who are not directors.

           Alan Fine (49) served as a Director of the Company from June 1997 until October 1998. Mr. Fine has been President and Chief Executive Officer of Toy Biz since October 1998. Previously, he served as Chief Operating Officer of the Company, a position to which he was appointed in September 1996. From June 1996 until September 1996, Mr. Fine was President and Chief Operating Officer of Toy Biz International Ltd. From May 1995 until May 1996, Mr. Fine was President and Chief Operating Officer of Kay-Bee Toys, a national toy retailer, and from December 1989 until May 1995, he was Senior Vice President General Merchandise Manager of Kay-Bee Toys.

           William Jemas, Jr. (42) has been President of Publishing and New Media since February 2000. Previously, he was Executive Vice President, Madison Square Garden Sports from December 1998 until February 2000. From July 1996 until December 1998, he was founder and President of Blackbox, L.L.C. and worked and consulted for several media companies, including Lancet Media, G-Vox Interactive and Hearst Entertainment. From July 1993 until June 1996, Mr. Jemas held various executive positions with MEG, including Executive Vice President and President of Fleer Corporation.

           Allen S. Lipson (57) has been Executive Vice President, Business and Legal Affairs and Secretary of the Company since November 1999. From May 1996 until November 1999, Mr. Lipson was Vice President, Administration, General Counsel and Secretary of Remington Products Company L.L.C. From October 1988 until May 1996, Mr. Lipson was Vice President and General Counsel of Remington Products Company.

           Richard E. Ungar (49) has served as President of Marvel Characters since October 1999. From May 1999 until October 1999, Mr. Ungar was a consultant for the Company, and from October 1998 until May 1999, Mr. Ungar was Chairman of BKM, Inc., a children's television network. From January 1997 until October 1998, Mr. Ungar was an independent consultant/producer. From January 1992 until January 1997, Mr. Ungar held various positions with New World Entertainment, including President of Programming and President and Chief Executive Officer of New World Animation.

                             EXECUTIVE COMPENSATION

           The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officers of the Company during 1999 and the Company's four most highly compensated executive officers, other than the Company's Chief Executive Officers, who were serving as executive officers of the Company on December 31, 1999 (the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries during such periods.

                                                    Summary Compensation Table
                                                                                                                       Long-Term
                                                                            Annual Compensation (1)                  Compensation
                                                                            -----------------------                  ------------
                                                                                                        Other
                                                                                                       Annual          Securities
                                                                                                      Compensa-        Underlying
Name and Principal Position                            Year       Salary ($)    Bonus ($)(2)           tion ($)        Options (#)
---------------------------                            ----       ----------    ------------           --------        -----------
F. Peter Cuneo (3)                                      1999         $295,000         $490,000               --          750,000
           President and Chief Executive                1998               --               --               --               --
           Officer                                      1997               --               --               --               --

Eric Ellenbogen (4)                                     1999          444,231     2,500,000(5)               --               --
           President and Chief Executive                1998           57,692               --               --          720,000
           Officer                                      1997               --               --               --               --

Alan Fine (6)                                           1999          500,000          225,000               --          200,000
           President and Chief  Executive               1998          425,000          307,001               --          300,000
           Officer of the Company's Toy Biz
           Division                                     1997          400,000          302,816               --               --

Avi Arad (7)                                            1999          375,000          201,563      $109,774(8)               --
           Chief Creative Officer of the                1998          375,000               --               --        1,000,000
           Company and President and Chief              1997          375,000               --               --               --
           Executive Officer of  the Company's
           Marvel  Studios Division

Robert S. Hull (9)                                      1999          272,403          225,000               --          200,000
           Executive Vice President and Chief           1998               --               --               --               --
           Financial Officer                            1997               --               --               --               --

William H. Hardie, III (10)                             1999          260,000          248,958               --               --
           Executive Vice President,                    1998          260,000           25,000               --          100,000
           Business Affairs                             1997           83,539           10,000               --               --



(1) Does not include value of perquisites and other personal benefits for any Named Executive Officer (other than Mr. Arad) since the aggregate amount of such compensation is the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2) Bonus amounts shown are those accrued for and paid in or after the end of the year.

(3)       Mr. Cuneo's employment with the Company commenced in July 1999.

(4) Mr. Ellenbogen's employment with the Company commenced in December 1998 and terminated in July 1999.

(5)       Payment in connection with termination of Mr. Ellenbogen's employment.

(6) Mr. Fine was appointed as the President and Chief Executive Officer of the Company's Toy Biz Division in the fourth quarter of 1998.

(7) Mr. Arad's employment with the Company commenced in October 1998. Amounts shown for periods prior to October 1, 1998 represent consulting fees received by Mr. Arad.

(8)       Amounts shown for automobile and driver provided by the Company.

(9) Mr. Hull's employment with the Company commenced in February 1999 and terminated in February 2000.

(10) Mr. Hardie's employment with the Company commenced in September 1997 and terminated in December 1999.

Option Grants Table

           The following table shows the Company's grants of stock options to the Named Executive Officers in 1999. Each stock option grant was made under the Company's stock incentive plan that became unconditionally effective on January 20, 1999 (the "Stock Incentive Plan"). No SARs (stock appreciation rights) were granted by the Company in 1999.

                                      Number of
                                      Shares of
                                        Common           Percent of
                                        Stock              Total                                    Potential Realizable
                                      Underlying          Options         Exercise                    Value at Assumed
                                        Options            Granted to      Price                    Annual Rates of Stock
                                       Granted in         Employees         per        Expiration     Price Appreciation
                 Name                    1999              in 1999         share          Date         for Option Terms
               -------                -----------         -----------    --------     ----------   -----------------------

                                                                                                          5%            10%
                                                                                                       -------       ---------

F. Peter Cuneo (1)..................      750,000         35.4%           $ 7.250       7/21/09      $3,419,644     $8,665,744
Alan Fine (2).......................      200,000         9.4               6.375        3/5/09         801,848      2,031,968
Robert S. Hull (3) .................      200,000         9.4               6.500        2/5/09         817,750      2,071,810




(1)         Mr. Cuneo's options become exercisable in four equal installments:
            options to buy 187,500 shares of Common Stock are exercisable immediately and options to buy an additional 187,500 shares of Common Stock become exercisable on each of July 19, 2000, July 19, 2001 and July 19, 2002.

(2)         Mr. Fine's options become exercisable in three equal installments:
            options to buy 66,667 shares of Common Stock are exercisable on each of March 5, 2000, March 5, 2001 and March 5, 2002.

(3) Mr. Hull's options were scheduled to become exercisable in three equal installments: options to buy 66,667 shares of Common Stock became exercisable on February 5, 2000 and options for an additional 66,667 shares of Common Stock were to become exercisable on February 5, 2001 and

            February 5, 2002. Mr. Hull's employment with the Company terminated in February 2000 and accordingly, all options exercisable in 2001 and 2002 were terminated.

Year-End 1999 Option Value Table

           The following table shows the number and value of exercisable and unexercisable stock options held by the Named Executive Officers at December 31, 1999. Mr. Hardie exercised 25,000 options in November and December 1999. No other Named Executive Officers exercised stock options during 1999.

                                                                        Number of Shares of                    Value of
                                     Shares                           Common Stock Underlying                Unexercised
                                    Acquired        Value             Unexercised Options at           In-the-Money Options at
Name                              on Exercise      Realized ($)            Year-End (1)                        Year-End
----                              -----------      ------------            ------------                        --------
                                                                  Exercisable     Unexercisable     Exercisable     Unexercisable
                                                                  -----------     -------------     -----------     -------------
Eric Ellenbogen................       --              --            240,000         480,000            --               --
F. Peter Cuneo.................       --              --            187,500         562,500            --               --
Avi Arad.......................       --              --            500,000         500,000            --               --
Alan Fine......................       --              --            150,000         350,000            --               --
Robert S. Hull.................       --              --              --            200,000            --               --
William H. Hardie, III.........     25,000          $4954             --              --               --               --


(1) Represents shares of Common Stock underlying stock options. None of the Named Executive Officers holds SARs (stock appreciation rights).

Employment Agreements

           The Company has entered into employment agreements with each of the following executive officers: Avi Arad, the Company's Chief Creative Officer and the President and Chief Executive Officer of the Company's Marvel Studios Division; F. Peter Cuneo, the President and Chief Executive Officer of the Company; Alan Fine, the President and Chief Executive Officer of the Company's Toy Biz Division; William H. Hardie, III, formerly the Executive Vice President, Business and Legal Affairs of the Company who is no longer employed by the Company; and Robert S. Hull, formerly the Chief Financial Officer of the Company who is no longer employed by the Company. In July 1999, the Company entered into a separation agreement with Mr. Ellenbogen. In November 1999, the Company entered into a separation agreement with Mr. Hardie.

           Employment and License Agreements with Mr. Arad. Pursuant to his employment agreement, Mr. Arad has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on December 31, 2000. Under his employment agreement, Mr. Arad receives a base salary, subject to discretionary increases, of $375,000. Mr. Arad is entitled to discretionary bonuses and participation in the Company's stock option plan as determined by the Board of Directors. Mr. Arad also is entitled to the use of an automobile with driver and is entitled to participate in employee benefit plans generally available to the Company's employees. Mr. Arad's employment agreement provides that, in the event of termination other than for cause, Mr. Arad is entitled to his salary earned through the date of termination and thereafter for a period of up to twelve months. Mr. Arad's employment agreement replaced his consulting agreement with the Company, under which Mr. Arad also earned $375,000 per year.

           Mr. Arad's employment agreement prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provides that all inventions made by Mr. Arad during his employment belong to the Company. Mr. Arad agrees during his employment, and for one year thereafter, not to engage in any competitive business activity.

           In addition, the Company and Arad Associates, of which Mr. Arad is the sole proprietor, are parties to a license agreement which provides that Arad Associates is entitled to receive royalty payments on net sales of Marvel-character-based toys and on net sales of non-Marvel-character-based toys of which Mr. Arad is the inventor of record. In no event, however, may the total royalties payable to Arad Associates during any calendar year exceed $7,500,000. The Company accrued royalties to Mr. Arad for toys he invented or designed of approximately $3,600,000, $4,300,000 and $3,000,000 during the years ended December 31, 1997, 1998 and 1999, respectively. In September 1998, the license with Arad Associates was amended to provide that Arad Associates will receive an annual royalty of $650,000 for products based on the Marvel characters (the former royalty rate was 4%). The amendment leaves intact a provision that Arad Associates is to receive a negotiated royalty not to exceed 5% of net sales of products not based on the Marvel characters.

           Employment Agreement with Mr. Cuneo. Pursuant to his employment agreement, Mr. Cuneo has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on July 21, 2002. Under his employment agreement, Mr. Cuneo receives a base salary, subject to discretionary increases, of $650,000. Mr. Cuneo's employment agreement provides for a sign-on bonus of $100,000 and a bonus in 1999 of $390,000. Starting in 2000, Mr. Cuneo will be eligible to earn an annual bonus based on the attainment of certain performance goals. The target annual bonus is equal to 60% of Mr. Cuneo's base salary. Mr. Cuneo also receives a $1,500 monthly automobile allowance and is entitled to participate in employee benefit plans available to similarly situated employees of the Company. The Company has agreed to provide Mr. Cuneo with a suitable apartment in Manhattan for up to a year, and the Company will pay Mr. Cuneo a $25,000 relocation allowance if he relocates his primary residence to the New York City metropolitan area during the term of his employment.

           Pursuant to his employment agreement, Mr. Cuneo has been granted options to purchase 750,000 shares of Common Stock. The options vest over a three-year period. The options become exercisable in full upon a change in control of the Company.

           Mr. Cuneo's employment agreement provides that, in the event of termination, Mr. Cuneo is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, Mr. Cuneo is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid. If any payments to Mr. Cuneo under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Cuneo will be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that Mr. Cuneo retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

           Mr. Cuneo's employment agreement prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provides that all inventions made by Mr. Cuneo during his employment belong to the Company. Mr. Cuneo agrees during his employment, and for one year thereafter, not to engage in any competitive business activity.

           Employment Agreement with Mr. Fine. Pursuant to his employment agreement, Mr. Fine has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on March 1, 2001. Under his employment agreement, Mr. Fine receives a base salary, subject to discretionary increases, of $500,000. Mr. Fine is eligible to earn an annual bonus based on the attainment of certain performance goals. The employment agreement further provides for participation in the Company's stock option plan as determined by the Board of Directors and provides that Mr. Fine shall be entitled to receive a grant of options to purchase 200,000 shares of Common Stock (in addition to the options previously granted to Mr. Fine to purchase 300,000 shares of Common Stock). Mr. Fine also receives a $1,000 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees.

           Mr. Fine's employment agreement provides that, in the event of termination, Mr. Fine is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, Mr. Fine is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid. If any payments to Mr. Fine under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Fine will be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that Mr. Fine retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

           Mr. Fine's employment agreement prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provides that all inventions made by Mr. Fine during his employment belong to the Company. Mr. Fine agrees during his employment, and for one year thereafter, not to engage in any competitive business activity.

           Employment and Separation Agreements with Mr. Hardie. The employment agreement with Mr. Hardie has been terminated. Pursuant to his employment agreement, Mr. Hardie agreed to render his exclusive and full-time services to the Company for a term of employment expiring on August 31, 2000. Under his employment agreement, Mr. Hardie received a base salary, subject to discretionary increases, of $260,000. Mr. Hardie was entitled to a bonus of $25,000 per year plus discretionary bonuses and participation in the Company's stock option plan as determined by the Board of Directors. Mr. Hardie also received a $700 monthly automobile allowance and was entitled to participate in employee benefit plans generally available to the Company's employees. Mr. Hardie's bonus for the four months of his employment in 1997 was $10,000.

           Mr. Hardie's employment agreement provided that, in the event of termination at any time after March 1, 1999 other than for cause, including Mr. Hardie's resignation for any reason, Mr. Hardie would be entitled to a lump sum of $130,000 as well as $130,000 paid over the six-month period immediately following termination. Mr. Hardie also would forfeit any and all stock options granted to him. Further, Mr. Hardie would provide at least five hours of consulting services per week in connection with the transition of his activities for a six-month period following termination.

           Employment and Separation Agreements with Mr. Hull. The employment agreement with Mr. Hull has been terminated. Pursuant to his employment agreement, Mr. Hull agreed to render his exclusive and full-time services to the Company for a term of employment expiring on February 15, 2002. Under his employment agreement, Mr. Hull received a base salary of $320,000, subject to annual 10% increases starting in February 2000. Mr. Hull was entitled to a bonus in 1999 of $175,000. Mr. Hull also received a $1,000 monthly automobile allowance and was entitled to participate in employee benefit plans available to similarly situated employees of the Company. Pursuant to his employment agreement, Mr. Hull was granted options to purchase 200,000 shares of Common Stock. The options were to vest over a three-year period.

           Mr. Hull's employment agreement provided that, in the event of termination, Mr. Hull would be entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, Mr. Hull was entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid. If any payments to Mr. Hull under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Hull would be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that Mr. Hull retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

           Mr. Hull's employment agreement prohibited disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provided that all inventions made by Mr. Hull during his employment belong to the Company. Mr. Hull agreed during his employment, and for one year thereafter, not to engage in any competitive business activity.

           Employment and Separation Agreements with Mr. Ellenbogen. Pursuant to a separation agreement with the Company entered into in July 1999, Mr. Ellenbogen's employment with the Company terminated in that month. Under his employment agreement, Mr. Ellenbogen received a base salary, subject to discretionary increases, of $750,000. Mr. Ellenbogen was eligible to earn an annual bonus based on the attainment of certain performance goals. The target annual bonus was equal to the greater of (i) 60% of Mr. Ellenbogen's base salary or (ii) the highest target level of annual bonus award to any other executive officer, and was to be paid half in cash, half in Common Stock. Under his separation agreement, Mr. Ellenbogen received a payment of $2,500,000.

           Pursuant to his employment agreement, Mr. Ellenbogen was granted options to purchase 960,000 shares of Common Stock. Of those options, options to purchase 240,000 shares of Common Stock are exercisable immediately. Mr. Ellenbogen's separation agreement provides that those 240,000 options will terminate in July 2002. The separation agreement also provides that Mr. Ellenbogen's options to buy an additional 480,000 shares of Common Stock become exercisable in the event of certain changes in control of the Company before January 15, 2001, but otherwise will not become exercisable. Mr. Ellenbogen's other stock options have been terminated.

           Mr. Ellenbogen's employment agreement prohibited disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment, and his separation agreement reiterates that prohibition.

                        REPORT ON EXECUTIVE COMPENSATION

           The Compensation and Nominating Committee met [six] times in 1999 and made all compensation decisions for the Company's executive officers.

           The Company's executive compensation during 1999 was comprised of three elements: annual base salary, annual bonus compensation and long-term incentive compensation. The compensation paid to the Company's executive officers was designed to be competitive with the compensation paid to executive officers of similarly situated public companies. In making executive compensation decisions, the Compensation and Nominating Committee in general considered the level of responsibility, knowledge and experience required and undertook to structure compensation packages so as to attract, motivate and retain executives of the highest caliber who will contribute to the long-term performance and success of the Company.

           The Board of Directors believes that the salaries paid to the Named Executive Officers in 1999 were commensurate with prevailing salaries for similar positions in the toy industry and served the Company's goal of retaining its experienced executive officers.

           The Company's goal with annual discretionary bonuses has generally been to reward individual contributions to the Company's performance. The Compensation and Nominating Committee adopted a new bonus plan that commenced with the 1999 bonuses. The 1999 bonuses were based principally upon objective measures of the Company's performance as a whole and the performance of the specific business division to which each executive is assigned.

           In November 1998, the Compensation and Nominating Committee recommended, and the Board of Directors adopted, the Stock Incentive Plan. The Company's long-term incentive compensation is provided by grants of stock options under the Stock Incentive Plan. The Compensation and Nominating Committee's goal with grants to executive officers under the Stock Incentive Plan is to focus executive behavior on the Company's long-term performance, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders. All outstanding stock options granted by the Company under its prior stock option plan were terminated prior to the acquisition of MEG. The termination of those options was required by an agreement between the Company and MEG's senior secured lenders in connection with the consummation of MEG's plan of reorganization. In November 1998, the Compensation and Nominating Committee made broad-based awards under the Stock Incentive Plan, including awards to the Named Executive Officers. In making those awards, the Compensation and Nominating Committee recognized that the termination of its previously granted options had eliminated long-term incentive compensation as an element of the compensation structure of its executives and that the awards under the Stock Incentive Plan would need to replace that element. For that reason, the total awards made under the Stock Incentive Plan in 1998 were considerably greater than the total awards the Compensation and Nominating Committee made in 1999.

           Mr. Ellenbogen's compensation during 1999 was governed by his employment agreement and was determined through negotiation prior to the time that Mr. Ellenbogen commenced his employment. Mr. Ellenbogen's employment with the Company terminated in July 1999 pursuant to a separation agreement. The compensation package provided for in Mr. Ellenbogen's employment agreement reflected his background as an entertainment company executive and was believed by the Compensation and Nominating Committee to reflect the higher compensation packages generally given to executives with entertainment industry backgrounds.

           Mr. Cuneo's compensation during 1999 was governed by his employment agreement. The compensation package provided for in Mr. Cuneo's employment agreement was believed by the Compensation and Nominating Committee to be comparable to the compensation paid to chief executive officers of other similarly situated public companies.

Compensation and Nominating Committee

James F. Halpin
Morton E. Handel
Michael M. Lynton
Isaac Perlmutter
Michael J. Petrick

                                PERFORMANCE GRAPH

           The following graph compares the Company's cumulative total stockholder return on shares of Common Stock with that of the Standard & Poor's Midcap 400 Index (the "S&P Midcap 400 Index") and a composite peer group index comprised of publicly traded companies, weighted by equity capitalization, selected by the Company (the "Peer Group Index"). The comparison for each of the periods presented assumes that, on February 23, 1995 (the date of consummation of the Company's initial public offering), $100 was invested in shares of Class A Common Stock of Toy Biz, Inc. (each share of which was reclassified as and changed into one share of Common Stock on October 1, 1998) and the stocks included in the S&P Midcap 400 Index and the Peer Group Index and that all dividends were reinvested. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

           The companies in the Peer Group Index, which were selected as comparable companies in the toy manufacturing industry, are Empire of Carolina Inc. and Ohio Art Co.


                                  Value of $100
                         invested over period presented:

           Marvel Enterprises, Inc. Common Stock............. .    $27.54
           Peer Group........................................ .    $38.77
           S&P Midcap 400 Index.............................. .    $250.40



                      COMPARATIVE CUMULATIVE TOTAL RETURN
                        AMONG MARVEL ENTERPRISES, INC.,
                   S&P MIDCAP 400 INDEX AND PEER GROUP INDEX

[GRAPHIC OMMITED]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                     The following table sets forth certain information regarding the beneficial ownership of Common Stock and 8% Preferred Stock, as of August 25, 2000, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock or 8% Preferred Stock (based, in part, upon copies of all Schedules 13D and 13G provided to the Company), (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all executive officers and directors of the Company as a group. Because the voting or dispositive power of certain shares listed in the table is shared, the same securities are sometimes listed opposite more than one name in the table and the sharing of voting or dispositive power is described in a footnote. The total number of shares of Common Stock and 8% Preferred Stock listed below for directors and executive officers as a group eliminates such duplication.

                     Each share of 8% Preferred Stock is convertible by its holder into 1.039 shares of Common Stock. The table assumes that no warrants for the purchase of stock of the Company have been exercised. As far as the Company is aware, none of the stockholders named in the table owns any warrants for the purchase of stock of the Company.

                     Under the rules of the Securities and Exchange Commission, beneficial ownership of a share of 8% Preferred Stock constitutes beneficial ownership of 1.039 shares of Common Stock (the amount into which the 8% Preferred Stock is convertible). Beneficial ownership of Common Stock is shown in the main part of the table and the portion of that beneficial ownership traceable to beneficial ownership of 8% Preferred Stock is set forth in the footnotes.

                     The Schedules 13D and 13G that the Company used in compiling the table take differing positions as to whether shares of stock covered by the Stockholders' Agreement are held with "shared voting power." The table does not attempt to reconcile those differences.

                                    Shares of Common Stock Beneficially Owned

                                                                 Sole Voting         Shared Voting
                 Five Percent Stockholders,                         Power                Power
                                                                  ----------          -----------
                         Directors                                      Percent              Percent
                      and Executive Officers                   Number   of Class    Number   of Class
                 -----------------------------                 ------   --------    ------   ---------
Avi Arad (1) (2)...........................................          --    *      30,105,992   65.6%
     1698 Post Road East
     Westport, Connecticut 06880
Isaac Perlmutter (3).......................................          --    *      30,105,992   65.6%
     P.O. Box 1028
     Lake Worth, Florida 33460
The Chase Manhattan Corporation (2) (4)....................          --    *      30,105,992   65.6%
     270 Park Avenue
     New York, New York 10017
Morgan Stanley & Co. Incorporated (2) (5)..................          --    *      30,105,992   65.6%
     1585 Broadway
     New York, New York 10036
Whippoorwill Associates, Incorporated as agent of and/or general
partner for certain institutions and funds (6).............          --    *       3,745,927   10.4%
     11 Martine Avenue
     White Plains, New York 10606
Value Partners, Ltd. (7) ..................................   4,360,420   12.4%           --    *
     4514 Cole Avenue, Suite 808
     Dallas, Texas 75205
Mark H. Rachesky, M.D. (8).................................          --    *       2,115,042   5.9%
Morton E. Handel (9).......................................      54,334    *         --         *
F. Peter Cuneo (10)........................................     187,714    *         --         *
Sid Ganis (11) ............................................      16,667    *         --         *
Shelley F. Greenhaus (12) .................................      26,667    *         --         *
James F. Halpin (13).......................................      31,667    *         --         *
Michael M. Lynton (13).....................................      26,667    *         --         *
Lawrence Mittman (13)......................................      26,667    *         --         *
Rod Perth (13).............................................      26,667    *         --         *
Michael J. Petrick.........................................          --    *         --         *
Alan Fine (14).............................................     216,667    *         --         *
Eric Ellenbogen (15) ......................................     240,000    *         --         *
William H. Hardie, III (16) ...............................          --    *         --         *
Robert S. Hull (17)........................................      66,667    *         --         *
All current executive officers and directors as a group
     (15 persons) (2) (18).................................     445,169  1.3%     30,105,992   65.6%

---------------
*     Less than 1%.



                                    Shares of Common Stock Beneficially Owned

                                                                Sole Dispositive     Shared Dispositive
                 Five Percent Stockholders,                          Power                Power
                                                                 --------------        ---------------
                         Directors                                       Percent               Percent
                      and Executive Officers                    Number   of Class    Number    of Class
                 -----------------------------                  ------   ----------  ------    --------
Avi Arad (1) (2)...........................................    4,650,000   13.6%       --        *
     1698 Post Road East
     Westport, Connecticut 06880
Isaac Perlmutter (3).......................................   14,443,029   37.5%       --        *
     P.O. Box 1028
     Lake Worth, Florida 33460
The Chase Manhattan Corporation (2) (4)....................    2,180,334    6.3%       --        *
     270 Park Avenue
     New York, New York 10017
Morgan Stanley & Co. Incorporated (2) (5)..................      --         *       5,163,449   14.1%
     1585 Broadway
     New York, New York 10036
Whippoorwill Associates, Incorporated as agent of and/or general
partner for certain institutions and funds (6).............      --         *       3,745,927   10.4%
     11 Martine Avenue
     White Plains, New York 10606
Value Partners, Ltd. (7) ..................................    4,360,420   10.4%       --        *
     4514 Cole Avenue, Suite 808
     Dallas, Texas 75205
Mark H. Rachesky, M.D. (8).................................      --         *       2,115,042    5.9%
Morton E. Handel (9).......................................      --         *          --        *
F. Peter Cuneo (10)........................................      --         *          --        *
Sid Ganis (11) ............................................      --         *          --        *
Shelley F. Greenhaus (12) .................................      --         *          --        *
James F. Halpin (13).......................................      --         *          --        *
Michael M. Lynton (13).....................................      --         *          --        *
Lawrence Mittman (13)......................................      --         *          --        *
Rod Perth (13).............................................      --         *          --        *
Michael J. Petrick.........................................      --         *          --        *
Alan Fine (14).............................................      --         *          --        *
Eric Ellenbogen (15) ......................................      --         *          --        *
William H. Hardie, III (16) ...............................      --         *          --        *
Robert S. Hull (17)........................................      --         *          --        *
All current executive officers and directors as a group
     (15 persons) (2) (18).................................   19,809,413   57.0%       --        *

---------------
*     Less than 1%.

(1) Figures include 500,000 shares of Common Stock subject to stock options granted to Mr. Arad pursuant to the Stock Incentive Plan which are immediately exercisable. Mr. Arad is a party to the Stockholders' Agreement. Except for the 4,650,000 shares over which Mr. Arad may be deemed to have sole dispositive power, shares over which Mr. Arad may be deemed to have shared voting power (which include shares of Common Stock underlying 10,562,661 shares of 8% Preferred Stock) are beneficially owned by other parties to the Stockholders' Agreement and it is only by reason of Mr. Arad's position as a party to the Stockholders' Agreement that Mr. Arad may be deemed to possess that shared voting power.

(2) Figures in the table and in the footnotes for the number of shares beneficially owned by parties to the Stockholders' Agreement do not include shares beneficially owned by Dickstein Partners Inc. and certain of its affiliates that are signatories to the Stockholders' Agreement. Shares of Common Stock beneficially owned by Dickstein Partners Inc. and those affiliates are covered by the Stockholders' Agreement, but the Company does not know the number of those shares. Dickstein Partners Inc. and its affiliates beneficially own less than 5% of the Common Stock and no longer file ownership reports on Schedules 13D or 13G with the Securities and Exchange Commission.

(3)      Mr. Perlmutter is a party to the Stockholders' Agreement.



   (a) Figures include 13,334 shares of Common Stock subject to stock options granted to Mr. Perlmutter pursuant to the Stock Incentive Plan which are immediately exercisable. Other shares over which Mr. Perlmutter may be deemed to have sole dispositive power are directly held as follows:



                                    Holder                            Shares of Common Stock         Shares of 8% Preferred Stock
                                    ------                            ----------------------         ----------------------------
      Zib........................................................             9,256,000                          --
      The Laura and Isaac Perlmutter Foundation Inc..............               250,000                          --
      Object Trading Corp........................................                33,500                      3,856,390
      Classic Heroes, Inc........................................                 --                           255,000
      Biobright Corporation......................................                 --                           255,000
      Isaac Perlmutter T.A.......................................                 --                           320,998
      Isaac Perlmutter...........................................                20,000                          --


         The sole stockholder of Zib, a Delaware corporation, is Isaac Perlmutter T.A., a Florida trust (the "Perlmutter Trust"). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and may revoke it at any time. Mr. Perlmutter is a director and the president of the Laura and Isaac Perlmutter Foundation Inc., a Florida not-for-profit corporation. Mr. Perlmutter is the sole stockholder of (i) Object Trading Corp., a Delaware corporation, (ii) Classic Heroes, Inc., a Delaware corporation, and (iii) Biobright Corporation, a Delaware corporation. Mr. Perlmutter may be deemed to possess (i) the power to vote and dispose of the shares of Common Stock directly held by Zib, Object Trading Corp., Classic Heroes, Inc., Biobright Corporation and the Perlmutter Trust, and (ii) the power to direct the vote and disposition of the shares of Common Stock directly held by the Laura and Isaac Perlmutter Foundation Inc.

   (b) Except for the 14,443,029 shares over which Mr. Perlmutter may be deemed to have sole dispositive power (which include shares of Common Stock underlying 4,687,388 shares of 8% Preferred Stock), shares over which Mr. Perlmutter may be deemed to have shared voting power (which include shares of Common Stock underlying 10,562,661 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with Mr. Perlmutter and it is only by reason of Mr. Perlmutter's position as a party to the Stockholders' Agreement that Mr. Perlmutter may be deemed to possess that shared voting power.

(4)
   (a) Shares over which The Chase Manhattan Corporation, a Delaware corporation, may be deemed to have sole dispositive power are held directly by The Chase Manhattan Bank, a New York corporation that is wholly owned by The Chase Manhattan Corporation. The Chase Manhattan Bank is a party to the Stockholders' Agreement.

   (b) Except for the 2,180,334 shares over which The Chase Manhattan Corporation may be deemed to have sole dispositive power (which include shares of Common Stock underlying 858,092 shares of 8% Preferred Stock), shares over which The Chase Manhattan Corporation may be deemed to have shared voting power (which include shares of Common Stock underlying 10,562,661 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with The Chase Manhattan Corporation and it is only by reason of The Chase Manhattan Bank's position as a party to the Stockholders' Agreement that The Chase Manhattan Corporation may be deemed to possess that shared voting power.

(5) Morgan Stanley is a party to the Stockholders' Agreement. Morgan Stanley shares dispositive power over 5,163,449 shares with its parent, Morgan Stanley Dean Witter & Co. Except for those 5,163,449 shares (which include shares of Common Stock underlying 2,681,047 shares of 8% Preferred Stock), shares over which Morgan Stanley may be deemed to have shared voting power (which include shares of Common Stock underlying 10,562,661 shares of 8% Preferred Stock) are beneficially owned by parties to the Stockholders' Agreement which are unaffiliated with Morgan Stanley and it is only by reason of Morgan Stanley's position as a party to the Stockholders' Agreement that Morgan Stanley may be deemed to possess that shared voting power.

(6) Whippoorwill may be deemed to be the beneficial owner of these shares (which include shares of Common Stock underlying 2,278,284 shares of 8% Preferred Stock) because it has discretionary authority with respect to the investments of, and acts as agent for, the direct holders of the shares. Whippoorwill disclaims any beneficial ownership of Common Stock or 8% Preferred Stock except to the extent of Whippoorwill's pecuniary interest in that stock, if any. Whippoorwill, as agent of and/or general partner for certain institutions and funds, is a party to the

         Stockholders' Agreement. Figures include 76,747 shares of Common Stock (which include shares of Common Stock underlying 46,545 shares of 8% Preferred Stock) that are not subject to the Stockholders' Agreement.

(7) Timothy G. Ewing, as managing general partner of Value Partners, Ltd., may direct the vote and disposition of the shares beneficially owned by Value Partners, Ltd. and may also direct the vote and disposition of an additional 1,990 shares of Common Stock that he beneficially owns.

(8) Based on a Schedule 13G filed with the Securities and Exchange Commission on November 12, 1999 by (i) MHR Institutional Partners LP, a Delaware limited partnership ("Institutional Partners"); (ii) MHRM Partners LP, a Delaware limited partnership ("MHRM"); (iii) MHR Capital Partners LP, a Delaware limited partnership ("Capital Partners"); (iv) MHR Institutional Advisors LLC, a Delaware limited liability company ("Institutional Advisors") and the general partner of Institutional Partners and MHRM; (v) MHR Advisors LLC, a Delaware limited liability company ("Advisors") and the general partner of Capital Partners; and
         (vi) Mark H. Rachesky, M.D., the managing member of Institutional Advisors and Advisors. Each party named in this footnote has an office at 40 West 57th Street, 33rd Floor, New York, NY 10019. Figures include shares of Common Stock underlying 1,957,663 shares of 8% Preferred Stock.

(9) Figures include 33,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(10) Figures include 187,500 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable and 214 shares of Common Stock, of which Mr. Cuneo disclaims beneficial ownership, owned by Mr. Cuneo's son.

(11) Figures include 6,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(12) Figures include 13,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable. Does not include shares held by various institutions and funds with respect to whose investments Whippoorwill has discretionary authority and for which Whippoorwill acts as agent. Mr. Greenhaus is the president and managing director of Whippoorwill. Mr. Greenhaus disclaims beneficial ownership of the shares of Common Stock and 8% Preferred Stock owned by discretionary accounts managed by Whippoorwill as set forth above except to the extent of his pecuniary interest in that stock, if any.

(13) Figures include 13,334 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(14) Figures include 216,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(15) Mr. Ellenbogen is no longer employed by the Company. Figures include 240,000 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

(16)     Mr. Hardie is no longer employed by the Company.

(17) Mr. Hull is no longer employed by the Company. Figures include 66,667 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan that are immediately exercisable.

(18) Figures include 625,836 shares of Common Stock subject to stock options granted pursuant to the Stock Incentive Plan which are immediately exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           For a description of certain relationships and related transactions involving individuals who served during 1999 on the Board of Directors' Compensation and Nominating Committee (or its predecessor), see "Election of Directors--Compensation Committee Interlocks and Insider Participation."

Notes Offering

           Morgan Stanley, a beneficial owner of more than 5% of the Company's Common Stock, acted as a placement agent in the Company's February 1999 offering of $250,000,000 principal amount of 12% Senior Notes due 2009 (the "Notes"). The Notes were offered only (i) to qualified institutional buyers under Rule 144A of the Securities Act and (ii) outside the United States in compliance with Regulation S. As a placement agent, Morgan Stanley purchased the Notes from the Company at a discount. The Company and certain of its subsidiaries, on one hand, and the placement agents (including Morgan Stanley), on the other hand, agreed to indemnify each other against certain liabilities in connection with the offering of the Notes, including liabilities under the Securities Act.

Other Agreements with Affiliates

           In March 1999, the Company engaged Morgan Stanley to provide financial and strategic advice and other investment banking services. The Company believes that the terms of its engagement of Morgan Stanley are customary and reasonable. The Company paid Morgan Stanley $1,750,000 in April 1999 in connection with these services, and has paid no further amounts through September 1, 1999. In the event of a business combination involving the Company, the terms of the engagement require additional payments to Morgan Stanley based on the terms of the business combination.

Loan Out Agreement

           The Company and Brentwood Television Funnies, Inc. ("Brentwood"), of which Mr. Ungar is the sole shareholder, are parties to a Loan Out Agreement under which Brentwood agrees to provide the services of Mr. Ungar as Executive Producer on all television programs involving Marvel characters for a term expiring on October 25, 2002. Under the agreement, Brentwood receives a producer fee of $175,000 per year, subject to discretionary increases.


                             ADDITIONAL INFORMATION

           The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Marvel Enterprises, Inc., 387 Park Avenue South, New York, New York 10016. Each such request must set forth a good-faith representation that, as of the Record Date, August 25, 2000, the person making the request was a beneficial owner of shares of Common Stock or 8% Preferred Stock entitled to vote at the Annual Meeting.

           In order to ensure timely delivery of documents prior to the Annual Meeting, any request should be received by the Company promptly.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

           Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file any forms, the Company believes that all of its officers, directors and 10% Stockholders complied will all filing requirements applicable to them with respect to transactions during 1999, with the following exceptions: (i) Sid Ganis filed a Form 3 late with the Securities and Exchange Commission to report his status as a director; and (ii) Value Partners, Ltd., a 10% Stockholder, has not timely filed a Form 4 with the Securities and Exchange Commission to report a transaction that is not exempt from Section 16(b) of the Exchange Act.


                              STOCKHOLDER PROPOSALS

           Proposals of stockholders intended to be considered for inclusion in the proxy statement and proxy card relating to the Company's 2001 annual meeting of stockholders must be received by the Company at its principal executive offices no later than May 6, 2001. The address of the Company's principal executive offices is 387 Park Avenue South, New York, New York 10016. Proposals received after that date may be excluded from the Company's proxy materials.

           In accordance with the amended and restated by-laws of the Company, any new business proposed by any stockholder to be taken up at the 2001 annual meeting of stockholders must be stated in writing and filed with the Secretary of the Company no later than July 30, 2001.


                                 OTHER BUSINESS

           The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If any matters properly come before the meeting, the persons named as proxies intend to vote the shares of Capital Stock they represent in accordance with their best judgment.

     /x/                      Please mark your votes as
                              indicated in this example.


The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 2 and "FOR" Item No. 1 and Item No. 3.

2.  Election of Directors.           FOR             WITHHOLD AUTHORITY
                                all nominees          for all nominees




                                     [  ]                   [  ]                 Nominees:  Morton E. Handel, Avi Arad,
                                                                                            F. Peter Cuneo, Sid Ganis,
                                                                                            Shelley F. Greenhaus, James F. Halpin,
                                                                                            Lawrence Mittman, Isaac Perlmutter,
                                                                                            Rod Perth, and Michael J. Petrick.



For, except vote withheld for the following nominees:                            You may revoke this proxy at any time
                                                                                 before it is voted by (i) filing a
-------------------------------------------------------                          revocation with the Secretary of the
                                                                                 Company; (ii) submitting a duly
                                                                                 executed proxy bearing a later date or
                                                                                 time than the date or time of the proxy
                                                                                 being revoked; or (iii) attending the
                                                                                 Annual Meeting and voting in person. A
                                                                                 stockholder's attendance at the Annual
                                                                                 Meeting will not by itself revoke a
                                                                                 proxy given by the stockholder.


1.  On the proposal to approve        FOR         AGAINST      ABSTAIN           Returned proxy cards will be voted (1)
    the Charter Amendment, as                                                    as specified on the matters listed
    defined and described in                                                     above; (2) FOR approval of each of the
    the accompanying Proxy                                                       proposals listed above if no
    Statement.                                                                   instructions to the contrary are made;
                                      [  ]          [  ]          [  ]           and (3) in accordance with the judgment
                                                                                 of the persons named as proxies on any
                                                                                 other matters that may properly come
                                                                                 before the Annual Meeting.



3.  On the proposal to ratify the     FOR         AGAINST      ABSTAIN           Print and sign your name below exactly as it
    appointment of Ernst & Young                                                 appears hereon and date this card. When signing as
    LLP as the Company's                                                         attorney, executor, administrator, trustee or
    independent accountants for                                                  guardian, please give full title as such. Joint
    the fiscal year ending                                                       owners should each sign. If a corporation, please
    December 31, 2000.                [  ]          [  ]          [  ]           sign in full corporate name by president or
                                                                                 authorized officer. If a partnership, please sign
                                                                                 in partnership name by authorized person.




Signature(s):                        Date:           Signature(s):                     Date:           PLEASE MARK,
             -----------------------      ----------             ----------------------     ----------
SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

                            MARVEL ENTERPRISES, INC.


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
         MARVEL ENTERPRISES, INC. FOR AN ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2000.


    The undersigned, as a holder of either common stock, par value $.01 per share ("Common Stock"), of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), or 8% cumulative convertible exchangeable preferred stock, par value $.01 per share ("8% Preferred Stock"), of the Company, hereby appoints Allen S. Lipson and William Jemas, Jr. with full power of substitution, to vote all shares of Common Stock and 8% Preferred Stock that the undersigned is entitled to vote through the execution of a proxy with respect to the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, September 28, 2000 at the Loews New York Hotel, 2nd Floor, 569 Lexington Avenue at East 51st Street, New York, New York, or any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed on the reverse side.


                  (Continued and to be signed on reverse side)